                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           McMoRan Exploration Co.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         [LOGO] MCMORAN EXPLORATION CO.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 3, 2001

                            ------------------------

                                                                  March 28, 2001

DATE:                  Thursday, May 3, 2001
TIME:                  2:30 p.m., Eastern Time
PLACE:                 Hotel du Pont
                       11th and Market Streets
                       Wilmington, Delaware
PURPOSE:               -  To elect three directors;
                       -  To ratify the appointment of the independent auditors;
                       -  To vote on a new stock incentive plan; and
                       -  To transact such other business as may properly come
                       before the meeting.
RECORD DATE:           Close of business on March 15, 2001.

     Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

                                            By Order of the Board of Directors.

                                            /s/ NANCY D. PARMELEE

                                            NANCY D. PARMELEE
                                            Senior Vice President, Chief
                                            Financial Officer
                                            and Secretary

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

If you plan to ATTEND the meeting, please bring the following:

     1. Proper identification.

     2. Proof of Ownership if your shares are held in "Street Name."

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is a letter from your broker stating that you owned McMoRan Exploration Co. stock on the record date OR an account statement showing that you owned McMoRan Exploration Co. stock on the record date.

Only stockholders of record on the record date may attend or vote at the annual meeting.

                            MCMORAN EXPLORATION CO.
                              1615 POYDRAS STREET
                          NEW ORLEANS, LOUISIANA 70112

     The 2000 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 28, 2001.

     This proxy statement is furnished in connection with a solicitation of proxies by the board of directors of McMoRan Exploration Co. for use at our Annual Meeting of Stockholders to be held on May 3, 2001, and at any adjournments (the meeting).

WHO CAN VOTE

     Each share of our common stock that you held on the record date entitles you to one vote at the meeting. On the record date, there were 15,854,722 shares of common stock outstanding.

VOTING RIGHTS

     Inspectors of election will count votes cast at the meeting. Directors are elected by plurality vote. All other matters are decided by majority vote present at the meeting, except as otherwise provided by statute, our certificate of incorporation or our by-laws.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers do not receive voting instructions from their customers, they notify the company on the proxy form that they lack voting authority. The votes that could have been cast on the matter in question by brokers who did not receive voting instructions are called "broker non-votes."

     Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters to come before the meeting will be counted as votes against those matters. Broker non-votes as to those other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

QUORUM

     A quorum at the meeting is a majority of our common stock entitled to vote, present in person or represented by proxy. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists. Shares of our common stock represented by properly executed and returned proxies will be treated as present. Shares of our common stock present at the meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

HOW YOUR PROXY WILL BE VOTED

     Our board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

     Granting Your Proxy. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, your proxy will be voted:

     - in favor of the proposed director nominees;

     - for the ratification of the appointment of the independent auditors; and

     - for the adoption of the 2001 Stock Incentive Plan.

     We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named as proxies in the enclosed proxy intend to vote in accordance with their judgment on any other matters that may properly come before the meeting.

     Revoking Your Proxy. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

PROXY SOLICITATION

     We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for Georgeson's services will be $6,500 plus its reasonable out-of-pocket expenses. We may also have our representatives, who will receive no compensation for their services, solicit proxies by telephone, telecopy, interview or other means.

STOCKHOLDER PROPOSALS

     If you want us to consider including a proposal in next year's proxy statement, you must deliver it in writing to our Corporate Secretary, McMoRan Exploration Co., 1615 Poydras St., New Orleans, LA 70112 by November 28, 2001.

     If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our Corporate Secretary at the above address, by January 3, 2002, in accordance with specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact our Corporate Secretary. Failure to comply with our by-law procedures and deadlines may preclude presentation of the matter at the meeting.

CORPORATE GOVERNANCE

     Our board of directors, which held six meetings during 2000, has primary responsibility for directing the management of our business and affairs. Our board currently consists of nine members. To provide for effective direction and management of our business, our board of directors has established an audit committee, a corporate personnel committee and a nominating committee. The board established the nominating committee on January 31, 2000.

                                                                                       MEETINGS
AUDIT COMMITTEE MEMBERS         FUNCTIONS OF THE COMMITTEE                             IN 2000
-----------------------         --------------------------                             --------
Robert A. Day, Chairman         -  please refer to the Audit Committee Report and the    4
Gerald J. Ford                     Audit Committee's Charter attached as Annex A to
H. Devon Graham, Jr.               this proxy statement

CORPORATE PERSONNEL                                                                    MEETINGS
COMMITTEE MEMBERS               FUNCTIONS OF THE COMMITTEE                             IN 2000
-------------------             --------------------------                             --------
H. Devon Graham, Jr., Chairman  -  please refer to the Corporate Personnel Committee     3
J. Taylor Wharton                  Report on Executive Compensation

                                                                                       MEETINGS
NOMINATING COMMITTEE MEMBERS    FUNCTIONS OF THE COMMITTEE                             IN 2000
----------------------------    --------------------------                             --------
B. M. Rankin, Jr., Chairman     -  makes recommendations to the board concerning the     1
Gerald J. Ford                     structure of the board, corporate governance and
James R. Moffett                   proposed new members of the board
                                -  nominates individuals to stand for election as
                                directors
                                -  considers recommendations by our stockholders of
                                   potential nominees for election as directors

Upon written request, our Corporate Secretary will furnish information concerning the procedures required to be followed by a stockholder who wishes to recommend to our nominating committee potential nominees for election as directors.

ELECTION OF DIRECTORS

     Our board of directors has fixed the number of directors at nine. Our board consists of three classes, each of which serves for three years, with one class being elected each year. This table shows the members of the different classes of our board and the expiration of their terms.

  CLASS            EXPIRATION OF TERM           CLASS MEMBERS
  -----            ------------------           -------------
Class I    2002 Annual Meeting of Stockholders  Morrison C. Bethea
                                                Gerald J. Ford
                                                H. Devon Graham, Jr.

Class II   2003 Annual Meeting of Stockholders  Robert A. Day
                                                Gabrielle K. McDonald
                                                J. Taylor Wharton

Class III  2001 Annual Meeting of Stockholders  Richard C. Adkerson
                                                James R. Moffett
                                                B. M. Rankin, Jr.

     Our board has nominated each of the Class III directors named above for an additional three-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the re-election of each of the Class III directors, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by our board.

INFORMATION ABOUT NOMINEES AND DIRECTORS

     This table provides certain information as of February 8, 2001 with respect to each director nominee and each other director whose term will continue after the meeting. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years. The year in the "Year First Elected a Director" includes the period that the person served as a director of either McMoRan Oil & Gas or Freeport-McMoRan Sulphur.

                                                                                      YEAR FIRST
   NAME OF NOMINEE                 PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS         ELECTED A
     OR DIRECTOR       AGE               AND POSITIONS WITH THE COMPANY                DIRECTOR
---------------------  ---   ------------------------------------------------------   ----------
Richard C. Adkerson    54    Co-Chairman of the Board, President and Chief               1994
                               Executive Officer of the Company. President and
                               Chief Financial Officer of Freeport-McMoRan Copper &
                               Gold Inc. (FCX), a mining company. Co-Chairman of
                               the Board and Chief Executive Officer of McMoRan Oil
                               & Gas until 1998. Vice Chairman of the Board of
                               Freeport-McMoRan Sulphur until 1998. Chair-man of
                               the Board and Chief Executive Officer of Stratus
                               Properties Inc., a real estate company, until 1998.
                               Vice Chairman of the Board of Freeport-McMoRan Inc.,
                               a global agricultural resource company, until 1997.
Morrison C. Bethea     55    Cardiac, Thoracic and Vascular Surgeon. Clinical            2000
                               Professor of Surgery, Tulane University Medical
                               Center. Chief of Thoracic Surgery, Tenet Memorial
                               Medical Center.
Robert A. Day          57    Chairman of the Board of Trust Company of the West, an      1994
                               investment management company. Chairman and
                               President of W. M. Keck Foundation, a national
                               philanthropic organization. Director of Fisher
                               Scientific International Inc. and FCX.
Gerald J. Ford         56    Director, Chairman of the Board and Chief Executive         1998
                               Officer of California Federal Bank, A Federal
                               Savings Bank and its predecessors since 1988.
                               Director, Chairman of the Board and Chief Executive
                               Officer of Golden State Bancorp Inc., a bank holding
                               company, and its affiliates Golden State Holdings
                               Inc. and California Federal Preferred Capital
                               Corporation. Director, Chairman of the Board and
                               Chief Executive Officer of Liberte Investors Inc.
                               Director and Chairman of the Board of First
                               Nationwide Mortgage Corporation. Director of FCX.
H. Devon Graham, Jr.   66    President of R.E. Smith Interests, an asset management      1999
                               company. United States Regional Managing Partner-
                               Southwest of Arthur Andersen LLP from 1985 until
                               1997. Director of FCX.
Gabrielle K. McDonald  58    Special Counsel on Human Rights to the Chairman of the      2000
                               Board of FCX. Judge, International Criminal Tribunal
                               for the Former Yugoslavia from 1993 until November
                               1999. Director of Golden State Bancorp Inc.,
                               California Federal Bank, A Federal Savings Bank, and
                               FCX.

                                                                                      YEAR FIRST
   NAME OF NOMINEE                 PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS         ELECTED A
     OR DIRECTOR       AGE               AND POSITIONS WITH THE COMPANY                DIRECTOR
---------------------  ---   ------------------------------------------------------   ----------
James R. Moffett       62    Co-Chairman of the Board of the Company. Chairman of        1994
                               the Board and Chief Executive Officer of FCX.
                               Co-Chairman of the Board of McMoRan Oil & Gas and of
                               Freeport-McMoRan Sulphur until 1998. Chairman of the
                               Board of Freeport-McMoRan Inc. until 1997.
B. M. Rankin, Jr.      71    Vice Chairman of the Board of the Company since             1994
                               January 2001. Private investor. Vice Chairman of the
                               Board and a director of FCX. Director of Golden
                               State Bancorp Inc. and California Federal Bank, A
                               Federal Savings Bank.
J. Taylor Wharton      62    Special Assistant to the President for Patient              2000
                               Affairs, Professor, Gynecologic Oncology, The
                               University of Texas M.D. Anderson Cancer Center.
                               Director of FCX.

DIRECTOR COMPENSATION

  Cash Compensation

     Each non-officer director receives an annual fee of $15,000 and a fee of $500 for attending each board committee meeting. Each director receives a fee of $1,000 for attending each board meeting and is also reimbursed for reasonable out-of-pocket expenses incurred in attending our board and committee meetings.

  Stock Option Plan for Non-Employee Directors

     Each non-employee director is eligible for a grant of options under our 1998 Stock Option Plan for Non-Employee Directors. On June 1 of each year that this plan is in effect, each eligible director is granted an option to purchase 1,000 shares of our common stock at 100% of the fair market value of the shares on the grant date. Each option granted under this plan expires ten years after the grant date. In accordance with this plan, on June 1, 2000, each eligible director was granted an option to purchase 1,000 shares of our common stock at an exercise price of $15.7813.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     This table shows the amount of our common stock each of our directors and named officers beneficially owned on February 8, 2001. Unless otherwise indicated, all shares shown are held with sole voting and investment power.

                                                              NUMBER OF          TOTAL
                                             NUMBER OF         SHARES          NUMBER OF
                                             SHARES NOT      SUBJECT TO          SHARES         PERCENT
                                             SUBJECT TO      EXERCISABLE      BENEFICIALLY        OF
NAME OF BENEFICIAL OWNER                      OPTIONS        OPTIONS(1)          OWNED           CLASS
------------------------                     ----------      -----------      ------------      -------
Richard C. Adkerson                             79,795         233,759           313,554          2.0%
Morrison C. Bethea                               9,000              --             9,000            *
Robert A. Day(2)                                16,356           8,164            24,520            *
Gerald J. Ford(3)                            1,135,617           1,250         1,136,867          7.2%
Theodore P. Fowler                                  20           8,773             8,793            *
H. Devon Graham, Jr.                             2,000              --             2,000            *
Gabrielle K. McDonald                                5           1,919             1,924            *
James R. Moffett(4)                            338,522         280,510           619,032          3.8%
C. Howard Murrish(5)                            42,309         196,574           238,883          1.5%
Nancy D. Parmelee                                  548          16,876            17,424            *
B. M. Rankin, Jr.(6)                           386,083          13,828           399,911          2.5%
J. Taylor Wharton(7)                            28,994           2,746            31,740            *
All directors and executive officers as a
  group (14 persons)(8)                      2,154,072         880,777         3,034,849         18.1%

---------------

 *  Ownership is less than 1%

(1) Shares that could be acquired as of April 9, 2001 upon the exercise of options granted pursuant to our stock incentive plans.

(2) Includes 3,461 shares held in accounts and funds managed by affiliates of a corporation with respect to which Mr. Day, as chief executive officer and a stockholder, shares voting and investment power but as to which he disclaims beneficial ownership. Amounts reported reflect Mr. Day's ownership as of December 31, 2000.

(3) Shares held by Mr. Ford as trustee of a trust.

(4) Shares held by a limited liability company with respect to which Mr. Moffett, as a member, shares voting and investment power.

(5) Includes (a) 3,293 shares held in Mr. Murrish's IRA, (b) 412 shares held in his spouse's IRA, (c) 16,000 shares held by Mr. Murrish as trustee of a trust for the benefit of one of his sons, (d) 444 shares held by Mr. Murrish as a custodian for one of his sons, and (e) 200 shares held by Mr. Murrish as custodian for his grandson.

(6) Includes (a) 371,439 shares held by a limited partnership in which Mr. Rankin is the sole stockholder of the sole general partner of this limited partnership and (b) 14,644 shares with respect to which Mr. Rankin has shared investment power under a power of attorney but as to which he disclaims beneficial ownership.

(7) Includes (a) 12,667 shares held by Mr. Wharton's spouse, and (b) 10 shares held by Mr. Wharton as a custodian for his daughters as to which he disclaims beneficial ownership.

(8) Includes (a) 15,481 shares held in an executive officer's IRA, (b) 1,201 shares held in an IRA of the spouse of an executive officer, (c) 3,026 shares held by an executive officer as custodian for his son as to which he disclaims beneficial ownership, (d) 1,952 shares held by an executive officer as custodian for his daughter as to which he disclaims beneficial ownership, (e) 4,395 shares held by an executive officer as president of a charitable foundation as to which he disclaims beneficial ownership, (f) 10,830 shares held for the benefit of trusts with respect to which an executive officer, as trustee, has sole voting and investment power but as to which he disclaims beneficial ownership, and (g) 20 shares held by an executive officer's spouse as trustee of a trust.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     This table shows the beneficial owners of more than 5% of our outstanding common stock as of February 8, 2001. Unless otherwise indicated, all shares beneficially owned are held with sole voting and investment power.

                                      NUMBER OF SHARES       PERCENT OF
NAME AND ADDRESS                     BENEFICIALLY OWNED        CLASS
----------------                     ------------------      ----------
Alpine Capital, L.P.                     3,619,887(1)          22.8%
Robert W. Bruce III
Algenpar, Inc.
J. Taylor Crandall
Robert M. Bass
201 Main Street Suite 3100
Fort Worth, TX 76102

Gerald J. Ford                           1,136,867(2)           7.2%
200 Crescent Court, Suite 1350
Dallas, TX 75201

------------

(1) Based on the amended Schedule 13D dated May 3, 2000 filed with the Securities and Exchange Commission (SEC) jointly by Alpine Capital, L.P., Robert W. Bruce III, Algenpar, Inc., J. Taylor Crandall, Robert M. Bass and others and the Form 4 dated December 8, 2000 filed with the SEC by The Anne
    T. and Robert M. Bass Foundation. According to the Schedule 13D and the Form 4, (a) Alpine Capital, L.P. beneficially owns 2,356,023 shares, and Mr. Crandall, as the sole owner of Algenpar, Inc., and Algenpar, Inc. and Mr. Bruce, as the general partners in Alpine Capital, L.P., have shared voting and investment power with respect to the shares beneficially owned by Alpine Capital, L.P.; (b) Mr. Bruce beneficially owns 2,982,572 shares and has sole voting and investment power with respect to 214,849 of those shares; (c) Mr. Bruce could acquire 7,013 shares upon the exercise of options; (d) Mr. Crandall beneficially owns 2,767,723 shares of which he shares voting and investment power with respect to 411,700 shares owned by a foundation of which he is a director; and (e) Mr. Bass beneficially owns 976,415 shares, as to which he has sole voting and investment power with respect to 564,715 of those shares in his capacity as president and sole director of Keystone, Inc., and shares voting and investment power with respect to 411,700 shares owned by a foundation of which he is a director.

(2) Includes 1,135,617 shares held by Mr. Ford as trustee of a trust and 1,250 shares Mr. Ford could acquire upon the exercise of options.

EXECUTIVE OFFICER COMPENSATION

     This table shows the compensation paid to our chief executive officer and each of our four most highly compensated executive officers (with respect to salary and bonus only) other than our chief executive officer (the named officers). In 1998, 1999 and 2000, we and our predecessor, McMoRan Oil & Gas, paid the compensation of Mr. Murrish directly, whereas we paid the compensation of the other named officers through an allocation arrangement under a services agreement with a corporation in which we own 45% (the Services Company). See "Certain Transactions." During 1998, 1999 and 2000, Messrs. Adkerson and Moffett and Ms. Parmelee also provided services to and received compensation from FCX. Mr. Fowler and Ms. Parmelee were elected as executive officers in 1999. Messrs. Adkerson and Moffett served as executive officers of both of our predecessors.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                         {ANNUAL COMPENSATION                ------------
                            ----------------------------------------------    SECURITIES
         NAME AND                                           OTHER ANNUAL      UNDERLYING       ALL OTHER
    PRINCIPAL POSITION      YEAR     SALARY      BONUS     COMPENSATION(1)    OPTIONS(2)    COMPENSATION(3)
    ------------------      ----   ----------   --------   ---------------   ------------   ---------------
James R. Moffett            2000   $1,000,000   $500,000       $18,709               --         $93,020
  Co-Chairman of the Board  1999      250,000         --        11,694          100,000          24,944
                            1998      250,000         --         8,082          309,950          29,008
Richard C. Adkerson         2000      500,000    300,000         5,139               --          45,504
  Co-Chairman of the
     Board,                 1999      250,000         --         7,664           85,000          22,035
  President and Chief       1998      250,000         --         6,904          208,247          25,812
  Executive Officer
C. Howard Murrish           2000      300,000    400,000         8,886               --          34,106
  Executive Vice President  1999      255,000    325,000         8,841           55,000          12,750
                            1998      254,033    250,000         8,340          176,574          20,000
Theodore P. Fowler(4)       2000      225,000    100,000        20,627           20,000          34,214(5)
  Senior Vice President     1999       29,135         --            --               --           6,938
Nancy D. Parmelee           2000      130,000     97,500         4,592               --          11,970
  Senior Vice President,    1999      105,687     99,750         1,139           32,500           5,284
  Chief Financial Officer
  and Secretary

---------------

(1) Consists of payment of taxes in connection with certain benefits provided to the named officers. Does not include total amount of perquisites provided to the named officers because the threshold for disclosure under the SEC rules was not met.

(2) 1998 amounts represent company options that were substituted for McMoRan Oil & Gas and Freeport-McMoRan Sulphur options at the time of the combination.

(3) Comprised of contributions to defined contribution plans, premium payments for universal life and personal excess liability insurance policies, and director fees as follows:

                                                   PLAN        INSURANCE   DIRECTOR
                                        DATE   CONTRIBUTIONS   PREMIUMS      FEES
                                        ----   -------------   ---------   --------
Mr. Moffett                             2000      $73,050       $13,970    $ 6,000
                                        1999       12,500         7,444      5,000
                                        1998       12,046         5,962     11,000
Mr. Adkerson                            2000       37,742         2,762      5,000
                                        1999       12,488         4,547      5,000
                                        1998       12,020         2,792     11,000
Mr. Murrish                             2000       33,156           950         --
                                        1999       12,750            --         --
                                        1998       20,000            --         --
Mr. Fowler                              2000       22,264           950         --
                                        1999        6,938            --         --
Ms. Parmelee                            2000       11,700           270         --
                                        1999        5,284            --         --

(4) Mr. Fowler joined the company in November 1999.

(5) Includes $11,000 for a scholarship that we provided in 2000 for the benefit of Mr. Fowler's child.

                             ---------------------

     This table shows the stock options that we granted to the below named officer in 2000.

                             OPTION GRANTS IN 2000

                                                PERCENT OF
                                   NUMBER OF     OPTIONS
                                   SECURITIES    GRANTED
                                   UNDERLYING       TO       EXERCISE                      GRANT DATE
                                    OPTIONS     EMPLOYEES    OR BASE                        PRESENT
NAME                               GRANTED(1)    IN 2000      PRICE     EXPIRATION DATE      VALUE
----                               ----------   ----------   --------   ----------------   ----------
Theodore P. Fowler                   20,000       12.60%     $19.5313   January 31, 2010    $233,000(2)

---------------

(1) The stock options will become exercisable over a four-year period. The stock options will become immediately exercisable in their entirety if, under certain circumstances, (a) any person or group of persons acquires beneficial ownership of shares in excess of certain thresholds, or (b) the composition of the board of directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination of these transactions. In addition, each stock option has an equal number of tandem "limited rights," which may be exercisable only for a limited period in the event of a tender offer, exchange offer, a series of purchases or other acquisitions or any combination thereof resulting in a person or group of persons becoming a beneficial owner of shares representing 40% or more of the company's total voting power. Each limited right entitles the holder to receive cash equal to the amount by which the highest price paid in such transaction exceeds the exercise price.

(2) The Black-Scholes option model was used to determine the grant date present value of the options that we granted to Mr. Fowler. The grant date present value was calculated to be $11.65 per option. The following facts and assumptions were used in making this calculation: (a) an exercise price for each option of $19.5313; (b) a fair market value of $19.5313 for one share of our common stock on the grant date; (c) a term of ten years for the stock options; (d) a stock volatility of 33.7% based on an analysis of historical weekly closing prices of our common stock over the 63-week period that our common stock has been publicly traded; and (e) an assumed risk-free interest rate of 6.74%, this rate being equivalent to the yield on the grant date on a zero coupon U.S. Treasury note with a maturity date comparable to the expiration date of the options. No other discounts or restrictions related to vesting or the likelihood of vesting of the options were applied.

                            ------------------------

     This table sets forth the information regarding stock option exercises in 2000 by each of the named officers and all outstanding company stock options held by each of the named officers as of December 31, 2000.

   AGGREGATE OPTION EXERCISES IN 2000 AND OPTION VALUES AT DECEMBER 31, 2000

                                                         NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                              OPTIONS AT                  OPTIONS AT
                                SHARES                     DECEMBER 31, 2000           DECEMBER 31, 2000
                               ACQUIRED      VALUE     -------------------------   -------------------------
NAME                          ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                          -----------   --------   -------------------------   -------------------------
James R. Moffett                58,702      $330,580         268,010/75,000             $249,901/$41,775
Richard C. Adkerson                 --            --         221,259/63,750              249,712/ 41,775
C. Howard Murrish                   --            --         190,324/41,250              194,232/ 20,888
Nancy D. Parmelee                   --            --          15,001/24,375                8,500/  6,294
Theodore P. Fowler                  --            --           3,773/26,000                        --/--

                            ------------------------

     Retirement Benefit Program. Under both our retirement benefit program and that of the Services Company, each participant, including each of the named officers, is entitled to benefits based upon the balance of the participant's "account." Those participants who were participating under a predecessor program when the current programs were adopted were credited with a starting account balance. Otherwise, a participant's account balance consists of annual benefit credits and an annual interest credit. The annual benefit credits consist of two parts: (1) 4% of the participant's earnings for the year in excess of the social security wage base for the year; and (2) a percentage of the participant's total earnings for the year. The percentage of total earnings is determined as follows:

     - 15%, if as of December 31, 1996, the participant's age plus service totaled 65 or more, he was at least 50 years old and had at least 10 years of service;

     - 10%, if as of December 31, 1996, the participant's age plus service totaled 55 or more, he had at least 10 years of service, and he did not meet the requirements for a 15% allocation;

     - 7%, if as of December 31, 1996, the participant's age plus service totaled 45 or more, he had at least 5 years of service, and he did not meet the requirements for a greater allocation; and

     - 4%, if the participant did not meet the requirements for a greater allocation.

     The annual interest credit is equal to the account balance at the end of the prior year multiplied by the annual yield on 10-year U.S. Treasury securities on the last day of the preceding year. This interest credit was 6.45% for 2000. Interest credits cease at the end of the year in which the participant reaches age 60. Upon retirement, a participant's account balance is payable either in a lump sum or an annuity, as selected by the participant. A participant's "earnings" are comprised of annual base salary (see "Salary" in the Summary Compensation Table above), plus 50% of certain bonuses (see "Bonus" in the Summary Compensation Table above). Years of service include not only years with us or the Services Company, but also any years with our predecessors.

     We decided during 2000 to discontinue the foregoing retirement benefit program. All benefit accruals ceased effective June 30, 2000, and as of that date we increased the account balances of eligible participants by the final half-year benefit credit plus a special benefit credit of 3.5% of the account balance. The retirement benefit program consisted of two plans: a funded qualified plan and an unfunded nonqualified plan.

     The present value of the benefit earned by each participant under the nonqualified plan was transferred, effective June 30, 2000, to our unfunded nonqualified defined contribution plan. The amount transferred for each of the named officers is as follows: $173,850 for Mr. Moffett; $60,775 for Mr. Adkerson; $62,853 for Mr. Murrish; $90,796 for Ms. Parmelee; and $3,850 for Mr. Fowler. Messrs. Moffett and Adkerson also participate in FCX's nonqualified retirement benefit plan.

     We intend to terminate the qualified plan and distribute all assets upon receiving IRS approval of the termination. We will contribute to the plan any amount needed to complete the funding of benefits. A participant can elect to receive his or her accrued benefit under the qualified plan in the form of either an annuity contract issued by an insurance company, or in a single lump sum that can be transferred into our qualified defined contribution plan or an IRA, or received in cash subject to applicable tax withholdings. If paid in a single lump sum as of November 1, 2001, the amount paid to each of the named officers would be as follows: $15,138 for Mr. Moffett; $14,718 for Mr. Adkerson; $45,449 for Mr. Murrish; $415,897 for Ms. Parmelee; and $15,705 for Mr. Fowler. Messrs. Moffett and Adkerson also participate in FCX's qualified retirement plan.

CORPORATE PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The corporate personnel committee determines the compensation of the company's executive officers and administers the company's annual performance incentive and stock incentive plans. Our committee's executive compensation philosophy is to:

     - emphasize performance-based compensation that balances rewards for short- and long-term results;

     - tie compensation to the interests of the company's stockholders; and

     - provide a competitive level of total compensation that will enable the company to attract and retain talented executive officers.

Mr. Wharton, an independent director, was appointed to our committee in January 2000. Mr. Ford resigned as chairman of our committee in October 2000, and Mr. Graham, a member of our committee since November 1999, was appointed chairman of our committee in December 2000. Our committee is now composed of two independent directors.

Overview of 2000 Compensation

     The company employs two of its executive officers, C. Howard Murrish, Executive Vice President, and Theodore P. Fowler, Senior Vice President. The other executive officers provide services to the company through a services agreement between the Services Company and the company. Executive officer compensation for 2000 included base salaries, annual incentive awards and stock options.

Base Salaries

     Base salaries of the company's executive officers were established at appropriate levels after consideration of each executive officer's responsibilities. Effective January 1, 2000, we increased the base salaries of Messrs. Moffett, Adkerson and Murrish to the levels reflected in the Summary Compensation Table to reflect the significantly increased level of activity of the company's oil and gas operations.

Annual Incentive Awards

     The company's executive officers and certain managers of the company participated in the company's performance incentive awards program, which is designed to provide performance-based annual cash awards. In 2000, each participant in the performance incentive awards program was assigned a target award based upon level of responsibility. After a review of the company's operational and strategic accomplishments during 2000, including accomplishments in the areas of exploration, production, management, and strategic planning, we established an award pool for 2000 that totaled $3.075 million. When determining the actual amounts awarded to participants for any year, we make a subjective determination after considering both individual performance and company performance as measured by operational and financial accomplishments. As a result of successfully expanding the company's oil and gas exploration program, Messrs. Moffett and Adkerson received an annual incentive bonus from the company for the first time in 2000.

Stock Options

     Stock option awards are intended to provide a significant potential value that reinforces the importance of creation of value for the company's stockholders. We grant long-term incentives to the company's executive officers as well as other officers and managers of the company in the form of stock options. In 2000, we made an annual stock option grant to certain of the company's officers and managers. In late 1999, we granted stock options to selected officers in order to recognize the significant accomplishments of McMoRan Oil & Gas; as a result of this grant, these officers did not receive an annual option grant in 2000. Stock option grant levels were based upon the position and level of responsibility of the individual. The exercise price of each stock option is equal to the fair market value of a share of the company's common stock on the grant date.

     Stock options are an important component of executive compensation and help the company to attract and retain top executive talent. As a result, the company is presenting to its stockholders for approval the 2001 Stock Incentive Plan, which is summarized below.

Section 162(m)

     Section 162(m) limits to $1 million a public company's annual tax deduction for compensation paid to each of its most highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Our policy is to structure compensation awards that will be deductible where doing so will further the purposes of the company's executive compensation programs. We also consider it important to retain flexibility to design compensation programs that recognize a full range of criteria important to the company's success, even where compensation payable may not be fully deductible. We believe that the company's stock options qualify for deduction under Section 162(m). With the exception of the bonus paid to Mr. Moffett, we anticipate that the remaining components of individual executive compensation that do not qualify as performance-based compensation under Section 162(m) should not exceed $1 million in any given year and therefore will be deductible.

        H. Devon Graham, Jr., Chairman              J. Taylor Wharton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of our corporate personnel committee are Messrs. Graham and Wharton. In 2000, none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer of the entity served as our director or on our corporate personnel committee.

AUDIT COMMITTEE REPORT

     The audit committee is currently composed of three directors. The members of our committee are independent, as defined in the New York Stock Exchange's listing standards. We operate under a written charter approved by our committee and adopted by the board of directors. Our charter describes the functions we perform and is attached to this proxy statement as Annex A.

Financial Statement Review; Discussions with Management and Independent Auditors

     We have reviewed and discussed the company's audited financial statements for the year 2000 with management and the company's independent auditors. Management represented to us that the audited financial statements were prepared in accordance with accounting principles generally accepted in the United States.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independence Standards Board, and have discussed with the independent auditors their independence from the company and management. We have also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     In addition, we have discussed with the independent auditors the overall scope and plans for their audit, and have met with the independent auditors and management to discuss the results of their examination, their understanding and evaluation of the company's internal controls as they considered necessary to support their opinion on the financial statements for the year 2000, and various factors affecting the overall quality of the company's financial reporting. The independent auditors also have had opportunities to meet with us without management being present to discuss any of these matters.

     Based on these reviews and discussions, we recommended to the board of directors that the financial statements referred to above be included in the company's annual report on Form 10-K for the year 2000. We also recommended, subject to the approval of the company's stockholders, the selection of Arthur Andersen as the independent auditors of the company's financial statements for the year 2001.

Internal Audit

     We also oversee the company's internal audit function, including the selection and compensation of the company's internal auditors. We have discussed with the company's internal auditors the scope of their audit plan, and have met with the internal auditors to discuss the results of their reviews, their evaluation of the company's processes and internal controls, any difficulties or disputes with management encountered during the course of their reviews, and other matters relating to the internal audit process.

Fees and Related Disclosures for Accounting Services

     AUDIT AND REVIEW FEES. The independent auditors billed the company $110,000 for professional services rendered for the audit of the company's financial statements for 2000 and for the reviews of the unaudited interim financial statements included in the company's Forms 10-Q for 2000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The independent auditors billed the company $457,811 for professional services rendered for information systems design and implementation services for 2000. These services were rendered by Andersen Consulting (now named Accenture) prior to August 7, 2000, when its affiliation with Arthur Andersen ended completely.

     ALL OTHER FEES. For 2000, the independent auditors billed the company $288,808 for professional services rendered, other than described above under "Audit and Review Fees" and "Financial Information Systems Design and Implementation Fees." These services primarily related to the following:

     - tax consulting and compliance services rendered in 2000, the preparation of the company's federal and state tax returns for 1999, and the preparation of the company's estimated tax payments for 2000;

     - services rendered with respect to a registration statement that the company filed with the SEC in 2000;

     - services rendered for audits of the business segments of Freeport-McMoRan Sulphur and the company's employee benefit plans;

     - consulting services rendered pursuant to a review of certain of the company's internal control procedures; and

     - services rendered in connection with the preparation of certain required regulatory reports.

     CONSIDERATION OF AUDITORS' INDEPENDENCE. We have considered whether the provision of services covered under the sections entitled "Financial Information Systems Design and Implementation Fees" and "All Other Fees" for 2000 is compatible with maintaining the auditors' independence and have discussed with the auditors their independence from the company and management.

          Robert A. Day, Chairman     Gerald J. Ford    H. Devon Graham, Jr.

PERFORMANCE GRAPH

     The following graph compares the change in the cumulative total stockholder return on our common stock with the cumulative total return of the S&P 500 Stock Index and the Media General Independent Oil & Gas Industry Group during the portion of 1998 that our common stock was registered under Section 12 of the Securities Exchange Act of 1934 through 2000. This comparison assumes $100 invested on November 18, 1998 in (a) our common stock, (b) the S&P 500 Stock Index and (c) the Media General Independent Oil & Gas Industry Group.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                MCMORAN EXPLORATION CO., S&P 500 STOCK INDEX AND
               MEDIA GENERAL INDEPENDENT OIL & GAS INDUSTRY GROUP

                                    [GRAPH]

                                             NOVEMBER 18,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                 1998           1998           1999           2000
                                             ------------   ------------   ------------   ------------
McMoRan Exploration Co.....................    $100.00        $ 91.80        $138.52        $ 86.89
S&P 500 Stock Index........................     100.00         105.76         128.02         116.36
Media General Independent Oil & Gas
  Industry Group...........................     100.00          93.30         130.71         189.69

* Total Return Assumes Reinvestment of Dividends

CERTAIN TRANSACTIONS

     Gerald J. Ford and McMoRan Oil & Gas, one of our wholly owned subsidiaries, are parties to a $210 million multi-year exploration program to explore and identify prospects for oil and gas primarily in the Gulf of Mexico and onshore in the Gulf Coast area. McMoRan Oil & Gas manages the exploration program, selects all prospects and drilling opportunities, and serves as operator of the exploration program. Most exploration expenditures under the exploration program are shared 6% by Mr. Ford and 94% by McMoRan Oil & Gas, with all other costs and revenues shared 5% by Mr. Ford and 95% by McMoRan Oil & Gas. The exploration program will terminate after initial exploration program expenditures of $210 million have been committed or on March 31, 2002, whichever is earlier. Mr. Ford has contributed approximately $7.3 million for his proportionate share of exploration program and related development costs through December 31, 2000.

     During 2000, Robert A. Day participated directly or indirectly through various entities, on substantially the same basis as other parties, in exploration and development operations on certain properties owned or operated by us, through McMoRan Oil & Gas. Mr. Day and these entities have working interests in the properties ranging from 8.75% to 25%. Mr. Day's and these entities' share of expenditures for exploration and development operations during 2000 amounted to approximately $300,000. Mr. Day's and these entities' share of revenues generated from the production operations on the properties during 2000 amounted to approximately $8.2 million.

     We and FCX each own 45% of the Services Company; Stratus Properties Inc., a publicly held real estate company (Stratus), owns the remaining 10% of the Services Company. The Services Company's sole director is also a director and executive officer of our company. We are parties to a services agreement with the Services Company under which the Services Company provides us with executive, technical, administrative, accounting, financial, tax and other services. The Services Company also provides these services to FCX and Stratus. We pay an allocable portion of expenses from consulting arrangements that the Services Company has entered into, some of which are described below.

     B. M. Rankin, Jr. and the Services Company are parties to an agreement under which Mr. Rankin renders services to us, FCX and Stratus relating to finance, accounting and business development. The Services Company provides Mr. Rankin compensation, medical coverage and reimbursement for taxes in connection with those medical benefits. In 2000, the Services Company paid Mr. Rankin $240,000 ($120,000 of which was allocated to us) pursuant to this agreement. Mr. Rankin also received reimbursement of $95,670 for a portion of his office rent and the services of an executive secretary employed by the Services Company. This agreement was amended effective February 1, 2001 in connection with Mr. Rankin's election as vice chairman of the boards of directors of the company and FCX. Under this amended agreement, Mr. Rankin will receive an annual consulting fee of $490,000 ($170,000 of which will be allocated to us).

     Gabrielle K. McDonald and the Services Company are parties to an agreement, renewable in December 2002, under which Ms. McDonald renders consulting services to FCX and its affiliates in connection with her role as Special Counsel on Human Rights to the Chairman of the Board of FCX. Under this agreement, which was amended effective January 1, 2000, Ms. McDonald receives an annual fee of $500,000 in 2000 and 2001, and an annual fee of $250,000 in 2002, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with rendering consulting services. In 2000, the Services Company paid Ms. McDonald $500,000, exclusive of reasonable out-of-pocket expenses, pursuant to this agreement, none of which was allocated to us.

     Dr. Morrison C. Bethea and the Services Company are parties to an agreement, renewable annually, under which Dr. Bethea provides certain medical consulting services to us and our affiliates. Under this agreement, which was amended effective November 2000, Dr. Bethea receives an annual retainer of $140,000, additional fees based on the services rendered, and reimbursement of reasonable out-of-pocket expenses. In 2000, the Services Company paid Dr. Bethea $151,065, excluding reasonable out-of-pocket expenses, pursuant to this agreement, $45,924 of which was allocated to us.

     Rene L. Latiolais, who retired from our board in January 2001, and the Services Company were parties to an agreement under which Mr. Latiolais provided consulting services to us and our affiliates. Under this agreement, Mr. Latiolais received no annual fee for serving on the board, no board attendance fees and no stock options under our director stock option plan. In 2000, the Services Company paid Mr. Latiolais $370,956, excluding reasonable out-of-pocket expenses, pursuant to this agreement, $300,956 of which was allocated to us. In addition, we paid Mr. Latiolais $20,000 in financial and tax planning benefits, $17,915 in tax gross-ups, and $446 in life insurance premium payments.

RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The board of directors seeks stockholder ratification of the board's appointment of Arthur Andersen LLP to act as the independent auditors of our and our subsidiaries' financial statements for the year 2001. The board has not determined what, if any, action would be taken should the appointment of Arthur Andersen not be ratified. One or more representatives of Arthur Andersen will be available at the meeting to respond to appropriate questions, and those representatives also will have an opportunity to make a statement.

PROPOSAL TO ADOPT A NEW STOCK INCENTIVE PLAN

     Our board of directors unanimously proposes that our stockholders approve the 2001 Stock Incentive Plan, which is summarized below and attached as Annex B to this proxy statement. Because this is a summary, it does not contain all the information that may be important to you. You should read Annex B carefully before you decide how to vote.

REASONS FOR THE PROPOSAL

     We believe that our growth depends significantly upon the efforts of our officers, employees and other service providers and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in our company. As of February 8, 2001, a total of 117,875 shares of our common stock remained available for grant under our current stock incentive plans. So that we may continue to motivate and to reward our key personnel with stock-based awards at an appropriate level, our board believes that it is important that we establish a new equity-based plan at this time.

SUMMARY OF THE 2001 STOCK INCENTIVE PLAN

  Administration

     Awards under the 2001 Stock Incentive Plan will be made by the corporate personnel committee of our board of directors, which is currently made up of two independent members of our board. The corporate personnel committee has full power and authority to designate participants, to set the terms of awards and to make any determinations necessary or desirable for the administration of the plan.

  Eligible Participants

     The following persons are eligible to participate in the 2001 Stock Incentive Plan:

     - our officers (including non-employee officers and officers who are also directors) and employees;

     - officers and employees of existing or future subsidiaries;

     - officers and employees of any entity with which we or a subsidiary has contracted to receive executive, management or legal services and who provide services to us or a subsidiary under such arrangement;

     - consultants and advisers who provide services to us or a subsidiary; and

     - any person who has agreed in writing to become an eligible participant within 30 days.

     A subsidiary is defined to include an entity in which we have a direct or indirect economic interest that is designated as a subsidiary by the corporate personnel committee. The corporate personnel committee may delegate to one or more of our officers the power to grant awards and to modify or terminate awards granted to eligible persons who are not our executive officers or directors, subject to limitations to be established by the corporate personnel committee. It is anticipated that the corporate personnel committee's determinations as to which eligible individuals will be granted awards and the terms of the awards will be based on each individual's present and potential contributions to our success. While all employees, consultants and executive, management and legal service providers will be eligible for awards under this plan, we anticipate that awards will be granted to approximately 42 persons, consisting of 17 officers and 25 employees of our company.

  Number of Shares

     The maximum number of shares of our common stock with respect to which we will be permitted to grant awards under the 2001 Stock Incentive Plan is 1,250,000, or 7.9% of our outstanding common stock as of the record date.

     Awards that may be paid only in cash will not be counted against this share limit. Moreover, no individual may receive in any year awards under this plan, whether payable in cash or shares, that relate to more than 500,000 shares of our common stock.

     Shares subject to awards that are forfeited or canceled will again be available for awards, as will shares issued as restricted stock or other stock-based awards that are forfeited or reacquired by us by their terms. In addition, to the extent that shares are delivered to pay the exercise price of options under the 2001 Stock Incentive Plan, the number of shares delivered will again be available for the grant of awards under this plan, other than the grant of incentive stock options under Section 422 of the Internal Revenue Code. Under no circumstances may the number of shares issued pursuant to incentive stock options exceed 300,000 shares. The number of shares with respect to which awards of restricted stock and other stock-based awards for which a per share purchase price of less than 100% of fair market value is paid may not exceed 300,000 shares. The shares to be delivered under this plan will be made available from our authorized but unissued shares of common stock, from treasury shares or from shares acquired by us on the open market or otherwise. Subject to the terms of this plan, shares of our common stock issuable under this plan may also be used as the form of payment of compensation under other plans or arrangements that we offer or that we assume in a business combination.

     On March 15, 2001, the closing price on the New York Stock Exchange of a share of our common stock was $13.74.

  Types of Awards

     Stock options, stock appreciation rights, limited rights, restricted stock and other stock-based awards may be granted under the 2001 Stock Incentive Plan in the discretion of the corporate personnel committee. Options granted under this plan may be either non-qualified or incentive stock options. Only our employees or employees of our subsidiaries will be eligible to receive incentive stock options. Stock appreciation rights and limited rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of the award or thereafter, at the exercise price of the other award.

     The corporate personnel committee has discretion to fix the exercise or grant price of stock options, stock appreciation rights and limited rights at a price not less than 100% of the fair market value of the underlying common stock at the time of grant (or at the time of grant of the related award in the case of a stock appreciation right or limited right granted in conjunction with an outstanding award). This limitation on the corporate personnel committee's discretion, however, does not apply in the case of awards granted in substitution for outstanding awards previously granted by an acquired company or a company with which we combine. The corporate personnel committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights are exercisable, but under no circumstances will an option, a stock appreciation right or a limited right have a term exceeding 10 years. This plan prohibits the repricing of stock options without stockholder approval.

     The option exercise price may be paid

     - in cash;

     - by check;

     - in shares of our common stock that, unless otherwise determined by the corporate personnel committee, have been held by the optionee for six months;

     - if permitted by the corporate personnel committee, through a broker-assisted cashless exercise; or

     - in any other manner authorized by the corporate personnel committee.

     Upon the exercise of a stock appreciation right with respect to our common stock, a participant will be entitled to receive, for each share subject to the right, the excess of the fair market value of the share on the date of exercise over the exercise price. The corporate personnel committee has the authority to determine whether the value of a stock appreciation right is paid in cash or our common stock or a combination of the two.

     Limited rights generally are exercisable only during a period beginning not earlier than one day and ending not later than 90 days after the expiration date of any tender offer, exchange offer or similar transaction which results in any person or group becoming the beneficial owner of more than 40% of all classes and series of our outstanding stock, taken as a whole, that have voting rights with respect to the election of our directors (not including preferred shares that may be issued in the future that have the right to elect directors only if we fail to pay dividends). Upon the exercise of a limited right granted under the 2001 Stock Incentive Plan, a participant would be entitled to receive, for each share of our common stock subject to that right, the excess, if any, of the highest price paid in or in connection with the transaction over the grant price of the limited right.

     The corporate personnel committee may grant restricted shares of our common stock to a participant that are subject to restrictions regarding the sale, pledge or other transfer by the participant for a specified period. All shares of restricted stock will be subject to the restrictions that the corporate personnel committee may designate in an agreement with the participant, including, among other things, that the shares are required to be forfeited or resold to us in the event of termination of employment under certain circumstances or in the event specified performance goals or targets are not met. A restricted period of at least three years is generally required, except that if the vesting or grant of shares of restricted stock is subject to the attainment of performance goals, the restricted period may be one year or more. Subject to the restrictions provided in the participant's agreement, a participant receiving restricted stock will have all of the rights of a stockholder as to the restricted stock, including dividend and voting rights.

     The corporate personnel committee may also grant participants awards of our common stock and other awards, including restricted stock units, that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, our common stock (Other Stock-Based Awards). The corporate personnel committee has discretion to determine the participants to whom Other Stock-Based Awards are to be made, the times at which such awards are to be made, the size of the awards, the form of payment, and all other conditions of the awards, including any restrictions, deferral periods or performance requirements. The terms of the Other Stock-Based Awards will be subject to the rules and regulations that the corporate personnel committee determines.

     Any award under the 2001 Stock Incentive Plan may provide that the participant has the right to receive currently or on a deferred basis dividends or dividend equivalents, all as the corporate personnel committee determines.

  Performance-Based Compensation under Section 162(m)

     Stock options, stock appreciation rights and limited rights, if granted in accordance with the terms of the 2001 Stock Incentive Plan, are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. For grants of restricted stock and Other Stock-Based Awards that are intended to qualify as performance-based compensation under Section 162(m), the corporate personnel committee will establish specific performance goals for each performance period not later than 90 days after the beginning of the performance period. The corporate personnel committee will also establish a schedule, setting forth the portion of the award that will be earned or forfeited based on the degree of achievement of the performance goals by our company, a division or a subsidiary at the end of the performance period. The corporate personnel committee will use any or a combination of the following performance measures: earnings, share price, return on assets, an economic value added measure, stockholder return, earnings per share, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, reserve recognition, addition to reserves, cash provided by operating activities, increase in cash flow, cash flow per equivalent barrel, finding costs per equivalent barrel, or increase in production of our company, a division or a subsidiary. For any performance period, the performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the corporate personnel committee, relative to internal goals, or relative to levels attained in prior years.

     If there is a change of control of our company or if a participant retires, dies or becomes disabled during the performance period, the corporate personnel committee may provide that all or a portion of the restricted stock and Other Stock-Based Awards will automatically vest. If an award of restricted stock or an Other Stock-Based Award is intended to qualify as performance-based compensation under Section 162(m), the corporate personnel committee must certify in writing that the performance goals and all applicable conditions have been met prior to payment.

     The corporate personnel committee retains authority to change the performance goal objectives with respect to future grants to any of those provided in the 2001 Stock Incentive Plan. As a result, the regulations under
Section 162(m) require that the material terms of the performance goals be reapproved by the stockholders five years following initial stockholder approval.

  Adjustments

     If the corporate personnel committee determines that any stock split, stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares or other securities of our company, or other similar corporate event affects our common stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be granted and available for grant under the 2001 Stock Incentive Plan, then the corporate personnel committee has discretion to:

     - make equitable adjustments in

        - the number and kind of shares (or other securities or property) that may be the subject of future awards under this plan, and

        - the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices; and

     - if appropriate, provide for the payment of cash to a participant.

     The corporate personnel committee may also adjust awards to reflect unusual or nonrecurring events that affect us or our financial statements or to reflect changes in applicable laws or accounting principles.

  Amendment or Termination

     The 2001 Stock Incentive Plan may be amended or terminated at any time by the board of directors, except that no amendment may be made without stockholder approval if the amendment would:

     - materially increase the benefits accruing to participants under this plan;

     - materially increase the number of shares of our common stock that may be issued under this plan;

     - materially expand the classes of persons eligible to participate in this plan; or

     - permit repricing of options.

OTHER STOCK INCENTIVE PLANS

     This table shows the number of shares authorized for issuance under each of our other stock incentive plans, the number of stock options that we granted in 2000 and have granted in 2001 as of February 8, 2001, the number of stock options outstanding and the number of shares available for grant as of February 8, 2001. We have only granted stock options under these plans.

                                                    SHARES         OPTIONS
                                                  AUTHORIZED       GRANTED                      SHARES
                                                     FOR           IN 2000         OPTIONS     AVAILABLE
NAME OF PLAN                                       ISSUANCE        AND 2001      OUTSTANDING   FOR GRANT
------------                                     ------------   --------------   -----------   ---------
1998 Stock Option Plan                              775,000        183,750          743,000      22,875
2000 Stock Incentive Plan                           600,000        570,000          570,000      30,000
1998 Stock Option Plan for Non-Employee
  Directors                                          75,000          7,000           10,000      65,000
Adjusted Stock Award Plan                         1,502,279              0        1,147,881           0
                                                  ---------        -------        ---------     -------
          Total                                   2,952,279        760,750        2,470,881     117,875

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

     The grant of nonqualified or incentive stock options will not generally result in tax consequences to our company or to the optionee. When an optionee exercises a nonqualified option, the difference between the exercise price and any higher fair market value of our common stock on the date of exercise will be ordinary income to the optionee (subject to withholding) and, subject to Section 162(m), will generally be allowed as a deduction at that time for federal income tax purposes to his or her employer.

     Any gain or loss realized by an optionee on disposition of our common stock acquired upon exercise of a nonqualified option will generally be capital gain or loss to the optionee, long-term or short-term depending on the holding period, and will not result in any additional federal income tax consequences to the employer. The optionee's basis in our common stock for determining gain or loss on the disposition will be the fair market value of our common stock determined generally at the time of exercise.

     When an optionee exercises an incentive stock option while employed by us or within three months (one year for disability) after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of our common stock acquired upon such exercise over the option price will be an adjustment to taxable income for purposes of the federal alternative minimum tax. If our common stock acquired upon exercise of the incentive stock option is not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sale proceeds over the aggregate option exercise price of such common stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if our common stock is disposed of prior to the expiration of such periods (a Disqualifying Disposition), the excess of the fair market value of such common stock at the time of exercise over the aggregate option exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ordinary income will be capital in nature, long-term or short-term depending on the holding period. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the federal income tax consequences are the same as described above for nonqualified stock options.

     If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to an equal number of shares received in replacement. If the option is a nonqualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

     We believe that taxable compensation arising in connection with stock options granted under the 2001 Stock Incentive Plan should be fully deductible by the employer for purposes of Section 162(m). Section 162(m) may limit the deductibility of an executive's compensation in excess of $1,000,000 per year.

     The acceleration of the exercisability of stock options upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that the payments, when aggregated with other payments subject to Section 280G, exceed certain limitations. Excess parachute payments will be nondeductible to the employer and subject the recipient of the payments to a 20% excise tax.

     If permitted by the corporate personnel committee, at any time that a participant is required to pay to us the amount required to be withheld under applicable tax laws in connection with the exercise of a stock option or the issuance of our common stock under the 2001 Stock Incentive Plan, the participant may elect to have us withhold from the shares that the participant would otherwise receive shares of our common stock having a value equal to the amount to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.

     This discussion summarizes the federal income tax consequences of the stock options that may be granted under the 2001 Stock Incentive Plan based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences of the stock options.

AWARDS TO BE GRANTED

     The grant of awards under the 2001 Stock Incentive Plan is entirely in the discretion of the corporate personnel committee. The corporate personnel committee has not yet made a determination as to the awards to be granted under the 2001 Stock Incentive Plan, if it is approved by our stockholders at the meeting.

VOTE REQUIRED FOR APPROVAL OF THE 2001 STOCK INCENTIVE PLAN

     Approval of the 2001 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the meeting.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                                                         ANNEX A

                            MCMORAN EXPLORATION CO.
                            ------------------------

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                            ------------------------

I. SCOPE OF RESPONSIBILITY OF AUDIT COMMITTEE.

  A. General.

     The Audit Committee's primary function is to assist the Board of Directors in fulfilling the Board's oversight responsibilities by monitoring (1) the Company's continuing development of its system of financial reporting, auditing, internal controls and legal compliance, (2) the operation of the system and (3) the independence and performance of the Company's external and internal auditors.

  B. Relationship to Other Groups.

     1. Allocation of Responsibilities. The Company's management is principally responsible for developing and consistently applying the Company's accounting principles and practices, preparing the Company's financial statements and maintaining an appropriate system of internal controls. The Company's external auditors are responsible for auditing the Company's financial statements to obtain reasonable assurance that the financial statements are free from material misstatement. In this regard, the external auditors are responsible for developing an overall understanding of the Company's accounting principles and practices and internal controls to the extent necessary to support their report on the Company's financial statements. The internal auditors are responsible for objectively assessing management's accounting processes and internal controls and the extent of compliance therewith. The Audit Committee, as the delegate of the Board of Directors, is responsible for overseeing this process.

     2. Accountability of the Auditors. The external and internal auditors will be advised that they are ultimately accountable to the Board of Directors and the Audit Committee.

     3. Accountability of the Audit Committee and the Board of Directors. The Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate the performance of, and, if necessary, replace the external and internal auditors.

     4. Communication. The Audit Committee will strive to maintain an open and free avenue of communication among management, the external auditors, the internal auditors, the Audit Committee and the Board of Directors.

II. COMPOSITION OF AUDIT COMMITTEE.

     The Audit Committee will be comprised of three or more directors selected by the Board of Directors in accordance with the Company's by-laws, each of whom will meet the standards of independence and any other qualifications required from time to time by the New York Stock Exchange (or, if the Company's common stock is listed or traded on some other exchange or trading system, the standards of independence and any other qualifications required by the other exchange or system).

III. MEETINGS OF AUDIT COMMITTEE.

     The Audit Committee will meet at least three times annually, or more frequently if the Committee determines it to be necessary. To foster open communications, the Audit Committee may invite other directors or representatives of management, the external auditors or the internal auditors to attend any of its meetings, but reserves the right in its discretion to meet at any time in executive session. The Audit Committee will maintain written minutes of all its meetings, which will be available to every member of the Board of Directors.

IV. POWERS OF AUDIT COMMITTEE.

  A. Activities and Powers Relating to the External and Internal Audits.

     1. Planning the External and Internal Audits. In connection with its oversight functions, the Audit Committee will monitor the planning of both the external audit of the Company's financial statements and the internal audit process, including taking any or all of the following actions that the Audit Committee deems necessary or appropriate:

          a. recommend, approve or ratify the selection and compensation of the external auditors and the terms of the external auditors' annual engagement letter;

          b. recommend, approve or ratify the selection and compensation of the internal auditors and the internal auditors' annual plan and the terms of the internal auditors' annual engagement letter;

          c. discuss with the external and internal auditors the scope and comprehensiveness of their respective audit plans;

          d. review significant relationships between the external auditors and the Company, including those described in written statements of the external auditors furnished under Independence Standards Board Standard No. 1; and

          e. discuss with the external and internal auditors any disclosed relationships or services that may affect the objectivity or independence of the external or internal auditors and take, or recommend that the Board of Directors take, appropriate action to ensure the independence of the external and internal auditors.

     2. Review of the External Audit. The Audit Committee will review the results of the annual external audit with the external auditors, including a review of any or all of the following matters that the Audit Committee deems necessary or appropriate:

          a. the Company's annual financial statements and related footnotes, and any report, opinion or review rendered by either the external auditors or management;

          b. other sections of the Company's annual report or Form 10-K that pertain principally to financial matters;

          c. significant audit findings, adjustments, risks or exposures;

          d. "reportable conditions" or other matters that are required by generally accepted auditing standards to be communicated by external auditors to the Audit Committee;

          e. difficulties or disputes with management encountered by the external auditors during the course of the audit;

          f. the external auditors' views regarding the clarity of the Company's financial disclosures, the quality of the Company's accounting principles as applied, the underlying estimates and other significant judgments that management made in preparing the financial statements, and the compatibility of the Company's principles and judgments with prevailing practices and standards;

          g. significant changes in the Company's accounting principles, practices or policies during the prior year;

          h. the accounting implications of significant new transactions;

          i. the integrity and the adequacy of the Company's financial reporting processes and internal controls;

          j. significant changes required in the external auditors' audit plan for future years; and

          k. the extent to which the Company has implemented changes and improvements in financial and accounting practices or internal controls that the external auditors previously recommended or the Audit Committee previously approved.

     3. Review of Internal Audit. The Audit Committee will review the results of the internal audit process with the internal auditors, including a review of any or all of the following matters that the Audit Committee deems necessary or appropriate:

          a. significant audit findings;

          b. the integrity and adequacy of the Company's management reporting processes, internal controls and corporate compliance procedures;

          c. difficulties or disputes with management encountered by the internal auditors during the course of the audit;

          d. significant changes required in the internal auditors' audit plan for future years; and

          e. the extent to which the Company has implemented changes and improvements in management reporting practices or internal controls that the internal auditors previously recommended or the Audit Committee previously approved.

     4. Post-Audit Review Activities. In connection with or following the completion of its review of the external and internal audits, the Audit Committee or its Chairman may in their discretion meet with the external auditors, internal auditors or management to discuss any changes required in the audit plans for future periods and any other appropriate matters regarding the audit process.

  B. Other Powers.

     The Audit Committee may also take any or all of the following actions that it deems necessary or appropriate:

          1. meet jointly or separately from time to time with representatives of the external auditors, the internal auditors, or any member of management;

          2. make recommendations to management or the Board of Directors regarding (a) the replacement of the external auditors, (b) the replacement of the internal auditors, or (c) changes in the practices of the external or internal auditors;

          3. review (a) any significant consulting or other non-audit services that the external auditors provide to the Company or (b) any other matters that may affect the independence of the external auditors;

          4. request management or the external auditors to provide analyses or reports regarding (a) any "second opinion" sought by management from an audit firm other than the Company's external auditors, (b) the amount of fees earned by the external auditors with respect to consulting or other non-audit services, or (c) any other information that the Audit Committee deems necessary to perform its oversight functions;

          5. conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities, and employ independent legal counsel or other professionals to assist in any investigations;

          6. review periodically the effectiveness and adequacy of the Company's corporate compliance procedures, including the Company's Business Conduct Policy, and consider and recommend to the Board of Directors any proposed changes that the Audit Committee deems appropriate or advisable;

          7. review periodically the travel, entertainment and other expenses of the Company's most senior executives;

          8. review periodically with the Company's legal counsel pending and threatened litigation, inquiries received from governmental agencies, or any other legal matters that may have a material impact on the Company's financial statements, internal controls, or corporate compliance procedures;

          9. consult periodically with the Company's legal counsel concerning the Audit Committee's responsibilities;

          10. report periodically to the Board of Directors concerning the activities and recommendations of the Audit Committee;

          11. authorize the external auditors to perform supplemental reviews or audits as the Audit Committee considers advisable, including reviews of interim condensed financial statements to be included in the Company's quarterly reports on Form 10-Q;

          12. recommend changes and improvements in financial and accounting practices and internal controls of the Company; communicate recommended changes and improvements to management and the Board of Directors; and take appropriate steps to assure that recommended changes and improvements are implemented, unless otherwise directed by the Board of Directors;

          13. undertake any special projects assigned by the Board of Directors;

          14. issue any reports or perform any other duties required by (a) the Company's certificate of incorporation or by-laws, (b) applicable law or
     (c) rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, or any other self-regulatory organization having jurisdiction over the affairs of the Audit Committee; and

          15. consider and act upon any other matters concerning the financial affairs of the Company as the Audit Committee, in its discretion, may determine to be advisable in connection with its oversight functions.

NOTWITHSTANDING ANYTHING IN SECTION IV TO THE CONTRARY, THE AUDIT COMMITTEE WILL NOT BE REQUIRED TO TAKE ALL OF THE ACTIONS OR TO EXERCISE ALL OF THE POWERS ENUMERATED ABOVE, AND THE AUDIT COMMITTEE'S FAILURE TO TAKE ANY ONE OR MORE SUCH ACTIONS OR TO EXERCISE ANY ONE OR MORE SUCH POWERS IN CONNECTION WITH THE GOOD FAITH EXERCISE

OF ITS OVERSIGHT FUNCTIONS WILL IN NO WAY BE CONSTRUED AS A BREACH OF ITS DUTIES OR RESPONSIBILITIES TO THE COMPANY, ITS DIRECTORS OR ITS SHAREHOLDERS.

V. REVIEW OF CHARTER

     The Audit Committee will review this Charter annually, and may consider, adopt and submit to the Board of Directors any proposed changes that the Audit Committee deems appropriate or advisable.

                              * * * * * * * * * *

Approved by the Audit Committee on May 1, 2000.

Adopted by the Board of Directors on May 1, 2000.

                                                                         ANNEX B

                            MCMORAN EXPLORATION CO.
                           2001 STOCK INCENTIVE PLAN

                                   SECTION 1

     Purpose. The purpose of the McMoRan Exploration Co. 2001 Stock Incentive Plan (the "Plan") is to motivate and reward key employees, consultants and advisers by giving them a proprietary interest in the Company's success.

                                   SECTION 2

     Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Award" shall mean any Option, Stock Appreciation Right, Limited Right, Restricted Stock or Other Stock-Based Award.

     "Award Agreement" shall mean any notice of grant, written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean, until otherwise determined by the Board, the Corporate Personnel Committee of the Board.

     "Company" shall mean McMoRan Exploration Co.

     "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

     "Eligible Individual" shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company, (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary, (iii) any officer or employee of an entity with which the Company has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement, (iv) any consultant or adviser to the Company, a Subsidiary or to an entity described in clause (iii) hereof who provides services to the Company or a Subsidiary through such arrangement and (v) any person who has agreed in writing to become a person described in clauses (i), (ii), (iii) or (iv) within not more than 30 days following the date of grant of such person's first Award under the Plan.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Incentive Stock Option" shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "Limited Right" shall mean any right granted under Section 8 of the Plan.

     "Nonqualified Stock Option" shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

     "Offer" shall mean any tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, as a result of which any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall beneficially own more than 40% of all classes and series of the Company's stock outstanding, taken as a whole, that has voting rights with respect to the election of directors of the Company (not including any series of preferred stock of the Company that has the right to elect directors only upon the failure of the Company to pay dividends).

     "Offer Price" shall mean the highest price per Share paid in any Offer that is in effect at any time during the period beginning on the ninetieth day prior to the date on which a Limited Right is exercised and ending on and including the date of exercise of such Limited Right. Any securities or property that comprise all or a portion of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price at the higher of (i) the valuation placed on such securities or property by the person or persons making such Offer, or (ii) the valuation, if any, placed on such securities or property by the Committee or the Board.

     "Option" shall mean an Incentive Stock Option or a Nonqualified Stock
Option.

     "Other Stock-Based Award" shall mean any right or award granted under
Section 10 of the Plan.

     "Participant" shall mean any Eligible Individual granted an Award under the Plan.

     "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Restricted Stock" shall mean any restricted stock granted under Section 9 of the Plan.

     "Section 162(m)" shall mean Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.

     "Shares" shall mean the shares of Common Stock, par value $0.01 per share, of the Company and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

     "Stock Appreciation Right" shall mean any right granted under Section 7 of the Plan.

     "Subsidiary" shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

                                   SECTION 3

     (a) Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the type or types of Awards to be granted to an Eligible Individual; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Eligible Individual.

     (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant and set the terms of, to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

                                   SECTION 4

     Eligibility. Any Eligible Individual shall be eligible to be granted an Award.

                                   SECTION 5

     (a) Shares Available for Awards.  Subject to adjustment as provided in
Section 5(b):

          (i) Calculation of Number of Shares Available.

           (A) Subject to the other provisions of this Section 5(a), the number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 1,250,000. Awards that by their terms may be settled only in cash shall not be counted against the maximum number of Shares provided herein.

           (B) The number of Shares that may be issued pursuant to Incentive Stock Options may not exceed 300,000 Shares.

           (C) Subject to the other provisions of this Section 5(a), the maximum number of Shares with respect to which Awards in the form of Restricted Stock or Other Stock-Based Awards payable in Shares for which a per share purchase price that is less than 100% of the fair market value of the securities to which the Award relates shall be 300,000 Shares.

           (D) To the extent any Shares covered by an Award are not issued because the Award is forfeited or canceled or the Award is settled in cash, such Shares shall again be available for grant pursuant to new Awards under the Plan.

           (E) In the event that Shares are issued as Restricted Stock or Other Stock-Based Awards under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such Shares shall again be available for grant pursuant to new Awards under the Plan.

           (F) If the exercise price of any Option is satisfied by tendering Shares to the Company, only the number of Shares issued net of the Shares tendered shall be deemed issued for purposes of determining the maximum number of Shares available for issuance under Section 5(a)(i)(A). However, all of the Shares issued upon exercise shall be deemed issued for purposes of determining the maximum number of Shares that may be issued pursuant to Incentive Stock Options.

        (ii) Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

        (iii) Individual Limit. Any provision of the Plan to the contrary notwithstanding, no individual may receive in any year Awards under the Plan, whether payable in cash or Shares, that relate to more than 500,000 Shares.

        (iv) Use of Shares. Subject to the terms of the Plan and the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.

     (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 11(b) hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto and, with respect to all Awards under the Plan, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

                                   SECTION 6

     (a) Stock Options. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price thereof, the conditions and limitations applicable to the exercise of the Option and the other terms thereof. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both and the other terms thereof. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by Section 422 of the Code, as from time to time amended, and any implementing regulations. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price of any Option granted under this Plan shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.

     (b) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased. The exercise notice shall be accompanied by the full purchase price for the Shares.

     (c) Payment. The Option price shall be payable in United States dollars and may be paid by (i) cash; (ii) check; (iii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such Option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; (iv) if permitted by the Committee, delivery (including by facsimile) of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to sell a sufficient number of Shares and to deliver promptly to the Company the amount of sale proceeds to pay the exercise price; or (v) in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check upon exercise of an Option, no Shares shall be issued until the check has been paid in full. If the Committee permits cashless exercises through a broker, as described in (iv) above, the par value of such shares shall be deemed paid in services previously provided to the Company by the Participant. Prior to the issuance of Shares upon the exercise of an Option, a Participant shall have no rights as a shareholder.

                                   SECTION 7

     (a) Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof, the conditions and limitations applicable to the exercise of the Stock Appreciation Right and the other terms thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of 10 years after the date of grant. Except in the case of a Stock Appreciation Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Stock Appreciation Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Stock Appreciation Right on the date of grant or, in the case of a Stock Appreciation Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.

     (b) A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Stock Appreciation Right relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price. Any Stock Appreciation Right shall be settled in cash, unless the Committee shall determine at the time of grant of a Stock Appreciation Right that it shall or may be settled in cash, Shares or a combination of cash and Shares.

                                   SECTION 8

     (a) Limited Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Limited Rights shall be granted, the number of Shares to be covered by each Award of Limited Rights, the grant price thereof, the conditions and limitations applicable to the exercise of the Limited Rights and the other terms thereof. Limited Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any Award. Limited Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Limited Rights shall not be exercisable after the expiration of 10 years after the date of grant and shall only be exercisable during a period determined at the time of grant by the Committee beginning not earlier than one day and ending not more than ninety days after the expiration date of an Offer. Except in the case of a Limited Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Limited Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Limited Right on the date of grant or, in the case of a Limited Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.

     (b) A Limited Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Limited Right relates, an amount equal to the excess, if any, of the Offer Price on the date of exercise of the Limited Right over the grant price. Any Limited Right shall be settled in cash, unless the Committee shall determine at the time of grant of a Limited Right that it shall or may be settled in cash, Shares or a combination of cash and Shares.

                                   SECTION 9

     (a) Grant of Restricted Stock. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock shall be granted, the number of Shares to be covered by each Award of Restricted Stock and the terms, conditions, and limitations applicable thereto. The Committee shall also have authority to grant restricted stock units. Restricted stock units shall be subject to the requirements applicable to Other Stock-Based Awards under Section 10. An Award of Restricted Stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that Restricted Stock is intended to qualify as "performance-based compensation" under Section 162(m), it must meet the additional requirements imposed thereby.

     (b) The Restricted Period. At the time that an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted (the "Restricted Period"). Each Award of Restricted Stock may have a different Restricted Period. A Restricted Period of at least three years is required, except that if the grant or vesting of the Shares is subject to the attainment of specified performance goals, a Restricted Period of one year or more is permitted. The expiration of the Restricted Period shall also occur as provided under Section 12(a) hereof.

     (c) Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

         The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the McMoRan Exploration Co. 2001 Stock Incentive Plan (the "Plan") and a notice of grant issued thereunder to the registered owner by McMoRan Exploration Co. Copies of the Plan and the notice of grant are on file at the principal office of McMoRan Exploration Co.

     (d) Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the Shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Award Agreement.

     (e) Forfeiture. In the event of the forfeiture of any Shares of Restricted Stock under the terms provided in the Award Agreement (including any additional Shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and the certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5(b) or Section 11(b) due to a recapitalization, merger or other change in capitalization.

     (f) Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 9(b) and in the Award Agreement or an amendment thereto, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant's estate, as the case may be.

     (g) Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a shareholder with respect to Shares of stock during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.

     (h) Performance-Based Restricted Stock under Section 162(m). The Committee shall determine at the time of grant if a grant of Restricted Stock is intended to qualify as "performance-based compensation" as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Restricted Stock shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, reserve recognition, addition to reserves, cash provided by operating activities, increase in cash flow, cash flow per equivalent barrel, finding costs per equivalent barrel, or increase in production, of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Restricted Stock intended to qualify as "performance-based compensation," the grants of Restricted Stock and the establishment of performance measures shall be made during the period required under Section 162(m).

                                   SECTION 10

     (a) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Individuals an "Other Stock-Based Award," which shall consist of an Award that is not an instrument or Award specified in Sections 6 through 9 of this Plan, the value of which is based in whole or in part on the value of Shares, including a restricted stock unit. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. To the extent that an Other Stock-Based Award is intended to qualify as "performance-based compensation" under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 10(b) hereof and meet the additional requirements imposed by Section 162(m).

     (b) Performance-Based Other Stock-Based Awards under Section 162(m). The Committee shall determine at the time of grant if the grant of an Other Stock-Based Award is intended to qualify as "performance-based compensation" as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Other Stock-Based Award shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, reserve recognition, addition to reserves, cash provided by operating activities, increase in cash flow, cash flow per equivalent barrel, finding costs per equivalent barrel, or increase in production of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Other Stock-Based Awards intended to qualify as "performance-based compensation," the grants of Other Stock-Based Awards and the establishment of performance measures shall be made during the period required under Section 162(m).

     (c) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this
Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the holder thereof with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis.

                                   SECTION 11

     (a) Amendment or Discontinuance of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

        (i) without the approval of the stockholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to participants under the Plan, (iii) materially expand the classes of persons eligible to participate in the Plan, or (iv) amend Section 11(c) to permit repricing of options; or

        (ii) materially impair, without the consent of the recipient, an Award previously granted.

     (b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, no options granted under the Plan shall be repriced without the approval of the stockholders of the Company. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

                                   SECTION 12

     (a) Award Agreements. Each Award hereunder shall be evidenced by an agreement or notice delivered to the Participant (by paper copy or electronically) that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or cessation of consulting or advisory services of the Participant and the effect thereon, if any, of a change in control of the Company.

     (b) Withholding. (i) A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

        (ii) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of shares of Common Stock under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the issuance shares of Common Stock having a value equal to the minimum statutory amount required to be withheld for federal, state and local taxes. The value of the shares withheld shall be based on the fair market value of the Common Stock on the date that the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the "Tax Date").

        (iii) Each Election must be made prior to the Tax Date. The Committee may suspend or terminate the right to make Elections at any time.

        (iv) A Participant may also satisfy his or her total tax liability related to the Award by delivering Shares owned by the Participant. The value of the Shares delivered shall be based on the fair market value of the Shares on the Tax Date.

     (c) Transferability. No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will;
(ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or (iv) if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options and Limited Rights granted in tandem therewith may be transferred or assigned (a) to Immediate Family Members, (b) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (c) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (d) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimus beneficial interest in a partnership, limited liability company or trust described in (b),
(c) or (d) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 12(c).

     (d) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.

     (g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

     (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

     (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (k) Deferral Permitted. Payment of cash or distribution of any Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement.

     (l) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                                   SECTION 13

     Term of the Plan. Subject to Section 11(a), the Plan shall remain in effect until all Awards permitted to be granted under the Plan have either been satisfied, expired or canceled under the terms of the Plan and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

                            MCMORAN EXPLORATION CO.

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                           STOCKHOLDERS, MAY 3, 2001


         The undersigned hereby appoints James R. Moffett, Richard C. Adkerson, and Nancy D. Parmelee, or any of them, as proxies, with full power of substitution, to vote the shares of the undersigned in McMoRan Exploration Co. at the Annual Meeting of Stockholders to be held on Thursday, May 3, 2001, at 2:30 p.m., and at any adjournment thereof, on all matters coming before the meeting. THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON THE BACK OF THIS CARD,
(2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

         If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.



             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE
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                                                                 PLEASE MARK         [X]
                                                                 YOUR VOTES AS
                                                                 INDICATED IN
                                                                 THIS EXAMPLE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1,2 AND 3:

                                                                 FOR       WITHHOLD
ITEM 1 -- Election of the nominees for directors.
          Nominees for directors of McMoRan Exploration Co.      [ ]         [ ]
          Richard C. Adkerson
          James R. Moffett
          B.M. Rankin, Jr.

                                                                 FOR       AGAINST     ABSTAIN
ITEM 2 -- Ratification of                                        [ ]         [ ]         [ ]
          appointment of Arthur
          Andersen LLP as
          independent auditors.

                                                                 FOR       AGAINST     ABSTAIN
ITEM 3 -- Approval of the                                        [ ]         [ ]         [ ]
          proposed 2001 stock
          incentive plan.


FOR, EXCEPT WITHHOLD FROM:


-----------------------------------------------------------------------------------------------
(Write nominee name(s) in the space provided above to withhold authority.)









SIGNATURE(S)                                                       DATED:                 , 2001
            -----------------------------------------------------        -----------------
You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendation. If your votes are not specified, this proxy will be voted FOR
Items 1,2 and 3.
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